Exhibit 99.1

WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

WONHE MULTIMEDIA COMMERCE LIMITED

ABN 71 607 288 755

APPENDIX 4E

PRELIMNARY FINAL REPORT

27 July 2015 to 31 December 2015

Results for announcement to the market

WONHE Multimedia Commerce Limited (Company) was incorporated on 27 July 2015. As the Company is a newly established company there are no historical statements of financial performance. Hence amount and percentage of movements from previous periods are not reflected below.

This report is based on accounts that are in the process of being audited.

Results	$A’000
Revenues from ordinary activities	22,002
Revenues from ordinary activities excluding interest income	22,002
Profit after tax from ordinary activities	5,933
Profit for the period attributable to members	5,933

Dividends	Amount per security	Franked amount per security
Final dividend – no dividend is proposed for the reporting period	N/A	N/A
Previous corresponding period – no dividend declared	N/A	N/A

Record date for determining entitlements to the dividend, (in the case of a trust, distribution)	N/A

NTA backing	31 December 2015	31 December 2014
Net tangible asset backing per ordinary security	0.3485	N/A

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

WONHE MULTIMEDIA COMMERCE LIMITED

AND ITS CONTROLLED ENTITIES

ABN 71 607 288 755

Preliminary Report

31 December 2015

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

REVIEW OF RESULTS AND OPERATIONS

The profit after income tax attributed to members of the consolidated entity for the period ended 31 December 2015 was $5,933,070.

WONHE Multimedia Commerce Limited was incorporated in July 2015. In August 2015, through a Share Sale Agreement with World Win International Holdings Group Ltd (World Win), the Company acquired 100% of the shares in Kuayu International Holdings Group Ltd (Kuayu), a company incorporated in Hong Kong and which owns and operates the WONHE business in China via its Chinese subsidiaries.

The WONHE business commenced at the end of 2010, and initially focused on the research, development, and sale of computer software and hardware technology products. The WONHE operating subsidiary company is Shenzhen WONHE Technology Co., Ltd (Shenzhen WONHE), a company incorporated in China. Shenzhen WONHE has a research and development department that designs its own software and hardware products. Shenzhen WONHE outsources the manufacturing of its products to a third party contract manufacturer, and appoints third party sales agents and distributors to handle the sales and distribution of its products in China. The WONHE business solely operates within China.

Shenzhen WONHE has entered into a supply and distribution contract with Shenzhen Yun Lutong Science and Technology Ltd (YLT) pursuant to which YLT has the right to distribute the Commercial Routers in China. YLT sources commercial premises and retail shopping centre customers to purchase and install Commercial Routers in, providing persons in close proximity to such premises with access to the Wi-Fi offered by the Commercial Routers and providing a means for such persons to utilise the WONHE App.

Shenzhen WONHE derives revenues from sale of the Commercial Routers, receives a commission from retail sales to users who purchase products from a retailer via the WONHE App and derives revenue from targeted advertisements. Shenzhen WONHE also owns the user data that is compiled and aggregated from its Commercial Routers.

In December 2015, the Company completed a capital raising of AUD $3.39 million (before costs) from the issue of 16,951,802 ordinary shares pursuant to its Replacement Prospectus dated 17 November 2015. The Company’s shares commenced trading on ASX on 21 December 2015.

Subsequent Events

On 21 January 2016, Wonhe Multimedia Commerce Ltd announced that its group operating subsidiary Shenzhen Wonhe Technology Co., Ltd. ("Shenzhen Wonhe"), has entered into an agreement titled "Wireless Network Coverage Project in Beijing Area" with Guangdong Kesheng Enterprise Co., Ltd. ("Guangdong Kesheng"). The agreement contemplates that the two parties will work together to develop a wireless network in certain designated areas of Beijing. The commercial purpose of the network will be to serve as a vehicle for advertising and marketing, with the revenue to be shared between Shenzhen Wonhe and Guangdong Kesheng. Please see ASX announcement on 21 January 2016 for further information.

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the Period from 27 July 2015 to 31 December 2015

	Notes	2015
		(A$000)
Revenue from sale of goods		22,002
Finance revenue		111
Other Income		3
TOTAL REVENUE		22,116

Cost of goods sold		(13,745)
Research and development expenses		(121)
Depreciation, amortisation and impairment charges		(204)
Directors expenses and fees		(4)
Selling Expenses		(533)
G & A Expenses		(635)
Other expenses		(85)
Profit before Income Tax		6,789

Income Tax Expense		(856)
Profit from discontinued and continued operations		5,933

Loss attributable to minority interest		-

Net Income attributable to members of the Parent Entity		5,933

The accompanying notes form part of this preliminary report.

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at 31 December 2015

	Notes	2015
		(A$000)
Assets
Current assets
Cash and cash equivalents		49,644
Trade and other receivables		4,775
Other current assets		-

Total current assets		54,419
Non-current assets
Property, plant and equipment		2,289
Other receivable - Income Tax		1,574
Other receivable - deposit		22
Other Non-current assets		7,677
Intangible assets		22
Total non-current assets		11,584
Total assets		66,003
Current liabilities
Trade and other payables		12,616
Loan from Shareholders		330
Short-term provisions		-
Liabilities held for sale		-
Total current liabilities		13,036
Total liabilities		13,036
Net assets		52,967
Equity
Issued Capital		3,105
Retained Earnings		5,102
Other Reserve		45,092
Other Comprehensive Income		(4,281)
Statutory Reserve Fund		3,949
Stockholders’ equity (deficiency) before non-controlling interests		52,967
Total Equity		52,967

The accompanying notes form part of this preliminary report.

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the Period from 27 July 2015 to 31 December 2015

CONSOLIDATED	Issued Capital	Retained earning	Statutory reserve	Non Controlling Interest	Other Comprehensive	Other reserve	Total Equity
	A$000	A$000	A$000	A$000	A$000	A$000	A$000
Balance as at 27 July 2015	-	-	-	-	-	-	-

Acquisition by WMC	-	5,933	3,461	-	-	42,586	46,047
Restructure in eliminate VIE	-	-	-	-	-	2,506	2,506
Issue of Shares	3,105	-	-	-	-	-	3,105
Net Income	-	5,777	-	156	-	-	5,933
Appropriation of Statutory reserve	-	(675)	675	-	-	-	-
Other Comprehensive Income	-	-	(187)	156	(4,281)	-	(4,624)
Balance as at 31 December 2015	3,105	5,102	3,949	-	-	45,092	52,968

The accompanying notes form part of this preliminary report.

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period 27 July 2015 to 31 December 2015

2015
(A$000)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income before non-controlling interests	5,933
Adjustment to reconcile net (loss) to net cash (used in) operating activities
Depreciation and amortization	204
(Increase) in accounts receivable	(1,249)
Decrease in inventory	7
Decrease in prepaid expenses	112
(Increase) in security deposits	(1)
Decrease in prepaid income taxes	403
Increase in payroll payable	12
Increase in taxes payable	579
(Decrease) in accrued expenses and other payables	(21,392)
Net cash provided by (used in) operating activities	(15,392)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(771)
Investment in Project	(8,138)
Cash acquired on acquisition of WONHE	74,784
Net cash provided by (used in) investing activities	65,875

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issue of Shares	3,105
Payment for stockholder loans	(4)

Net cash provided by (used in) financing activities	3,101
Effect of exchange rates on cash	(3,940)
Net increase / (decrease) in cash held	49,644
Cash at beginning of financial period	-
Cash at end of financial period	49,644

The accompanying notes form part of this preliminary report.

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

NOTES TO THE PRELIMINARY STATEMENTS

1 (a) Basis of preparation

The preliminary Consolidated Statement of Financial Position, Consolidated Statement of Financial Position, Consolidated Statement of Cashflows, Consolidated Statement of Changes in Equity and related notes have been prepared in accordance with Australian Accounting Standards, Interpretations and other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

Australian Accounting Standards set out accounting policies that the Australian Accounting Standards Board have concluded would result in a financial report containing relevant and reliable information about transactions, events and conditions to which they apply. Compliance with Australian Accounting Standards ensures that the financial statements and notes also comply with International Financial Reporting Standards.

The preliminary report has been prepared on an accrual basis and is based on historical costs, modified where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities.

The preliminary report has been prepared for the Group comprising the Company and its controlled entities. The Company is a public company limited by shares incorporated and domiciled in Australia.

2.      PROFIT FOR THE YEAR

Kuayu International Holdings Group Ltd was acquired by the company and contributed A$5,991k profit after tax during the period from 3 August 2015 to 31 December 2015.

3.      DIVIDENDS

No dividends are paid or proposed for the year ended 31 December 2015.

4.      EQUITY

Number of shares on issues as at 31 December 2015 is 151,951,802.

Basic Earnings per share for the current period is $0.039.

5.      BUSINESS COMBINATION

WONHE Multimedia Commerce Ltd (“Company”) is an Australian company which was established in July 2015 and listed on the Australian Securities Exchange in December, 2015.Through a Share Sale Agreement which settled on 3 August 2015 with World Win International Holdings Group Ltd (World Win), the Company acquired 100% of the shares in Kuayu International Holdings Group Ltd (Kuayu), a company incorporated in Hong Kong and which owns and operates the WONHE business in China through its China subsidiaries.

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WonHe Multimedia Commerce Limited Preliminary Report 31 December 2015

Acquisition of Kuayu International Holdings Group

●	On 3 August 2015, the Company acquired from World Win 100% of the shares in Kuayu for a purchase consideration of HKD 10,000 or $1,748. By this transaction, the Company obtained control of Kuayu and two of its subsidiaries, being Shengshihe and Shenzhen WONHE (referred to as the “acquired entities”). This is referred to as “the acquisition”.

As both the Company and Kuayu were controlled by World Win before and after the acquisition, this transaction has been accounted for as a transaction between entities under common control as outlined in AASB 3 Business Combinations.

●	On 15 September 2015, one of the Company’s subsidiaries, Shengshihe, acquired all of the issued share capital of Shenzhen WONHE for a purchase consideration of RMB10,000 or AUD$2,131 and the VIE agreements terminated. As a result of this transaction referred to as the WONHE Restructure, Shengshihe acquired 100% of the legal ownership of Shenzhen WONHE and the WONHE business directly.

●	Prior to the WONHE Restructure, operations of the VIE agreements meant that there was a 5% non-controlling interest (NCI) in Shenzhen WONHE’s net income. As a result of the WONHE Restructure, the non-controlling interest which existed under the VIE Agreements no longer exists post the WONHE Restructure.

●	As Shenzhen WONHE was controlled by Shengshihe before and after this transaction, for accounting purposes, this transaction had no impact on the Group except to account for the extinguishment of the NCI.

Business combinations occur where an acquirer obtains control over one or more businesses. A business combination is accounted for by applying the acquisition method, unless it is a combination involving entities or businesses under common control. The business combination is accounted for from the date that control is attained, whereby the fair value of the identifiable assets acquired and liabilities (including contingent liabilities) assumed is recognised (subject to certain limited exceptions).

As the ultimate controlling party prior to the acquisition and the WONHE Restructure, remained the ultimate controlling party of the group post acquisition, these transaction are deemed to be between entities under common control. As a ‘transaction between entities under common control’ the acquisition does not meet the definition of a business combination as per AASB 3 Business Combinations. As a result, the Company has incorporated the assets and liabilities of the entities acquired at their pre-combination carrying amounts without fair value uplift. This accounting is applied on the basis that there has been no substantive economic change. No goodwill has been recorded as part of the transaction, instead, any difference between the cost of the transaction and the carrying value of the net assets acquired has been recorded in equity.

6.    SEGMENT RESULTS

The company currently trading in only one segment.

7.     CURRENT STATUS OF THE AUDIT

This report is based on accounts which are in the process of being audited and therefore no audit report is attached.

Signed

/s/ Justyn Stedwell
Justyn Stedwell
Company Secretary
On behalf of the Board of Directors
Wonhe Multimedia Commerce Limited
29 February 2016

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